SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 205, Cleveland, Ohio	44124

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (440) 753-1490

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio	44124

(Former Name or Former Address, if Changed Since Last Report)

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.1	Revolving Credit Agreement, dated as of July 17, 2003, among Chart Industries, Inc., the Subsidiary Guarantors, the Lenders signatory thereto and JPMorgan Chase Bank, as administrative agent.

10.2	Amendment No. 1 dated as of August 4, 2003 to the Revolving Credit Agreement, dated July 17, 2003, among Chart Industries, Inc., the Subsidiary Guarantors, the Lenders and JPMorgan Chase Bank, as administrative agent.

99.1	Interim Order, dated July 10, 2003.

Item 9.        Regulation FD Disclosure.

In connection with the ongoing proceedings of Chart Industries, Inc. (the “Company”) under Chapter 11 of the United States Bankruptcy Code, administered under Case No. 03-12114, the Company filed with the United States Bankruptcy Court for the District of Delaware the Revolving Credit Agreement seeking the Court’s approval to obtain secured postpetition financing pursuant thereto (as amended, supplemented or otherwise modified from time to time). Pursuant to the Interim Order issued by the Court, the final hearing to consider the Revolving Credit Agreement will be held on August 12, 2003. Attached hereto are copies of the Revolving Credit Agreement (Exhibit 10.1), Amendment No. 1 to the Revolving Credit Agreement (Exhibit 10.2) and the Interim Order (Exhibit 99.1).

The Company is furnishing this information under both “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition” of this Current Report in accordance with SEC Release No. 33-8216. The Revolving Credit Agreement filed as Exhibit 10.1 to this report contains additional information concerning the results of operations and/or financial condition of the Company and its subsidiaries that are debtors in the above-referenced bankruptcy proceedings for completed fiscal periods that have not been included in such past historical filings. To the extent that such additional information is deemed to be subject to disclosure under Item 12 of Form 8-K, the appropriate pages of the Revolving Credit Agreement and schedules thereto are incorporated into Item 12 by reference.

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: August 11, 2003	By:	/s/ MICHAEL F. BIEHL

Michael F. Biehl
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Revolving Credit Agreement, dated as of July 17, 2003, among Chart Industries, Inc., the Subsidiary Guarantors, the Lenders signatory thereto and JPMorgan Chase Bank, as administrative agent.

10.2	Amendment No. 1 dated as of August 4, 2003 to the Revolving Credit Agreement, dated July 17, 2003, among Chart Industries, Inc., the Subsidiary Guarantors, the Lenders and JPMorgan Chase Bank, as administrative agent.

99.1	Interim Order of the Bankruptcy Court, dated July 10, 2003.